UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 hereof is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan Agreement

On November 12, 2008, Enterprise Products Operating LLC (the “Borrower”), a Texas limited liability company and the operating subsidiary of Enterprise Products Partners L.P. (the “Partnership”), executed a Japanese Yen Term Loan Agreement (the “Term Loan Agreement”) in the amount of approximately ¥20.7 billion (approximately $218 million U.S. Dollar equivalent on the closing date).  The Term Loan Agreement is with Mizuho Corporate Bank, Ltd., as administrative agent, a lender and as sole lead arranger.  The Term Loan Agreement is attached hereto as Exhibit 10.1. The description of the Term Loan Agreement is qualified by reference to the text of Exhibit 10.1.

The Borrower’s obligations under the Term Loan Agreement are not secured by any collateral; however, they are guaranteed by the Partnership pursuant to a Guaranty Agreement, a copy of which is attached hereto as Exhibit 10.2. The full amount of the term loan will be borrowed by the Borrower on the closing date and will mature on March 30, 2009.

Under the Term Loan Agreement, interest accrues on the loan at the Tokyo Interbank Offered Rate (“TIBOR”) plus 2.0%.  The Borrower simultaneously entered into foreign exchange currency swaps that effectively convert the TIBOR loan into a U.S. Dollar loan with a fixed interest rate (including the cost of the swaps) through maturity of approximately 4.93%.

The Term Loan Agreement contains customary representation, warranties, covenants and events of default, the occurrence of which would permit the lenders to accelerate the maturity date of the loan.

Revolving Loan Agreement

On November 17, 2008, the Borrower executed a 364-Day Revolving Credit Agreement (the “Revolving Loan Agreement”) in the amount of U.S. $375 million.  The Revolving Loan Agreement is with The Royal Bank of Scotland plc, as administrative agent, and Barclays Bank plc, The Bank of Nova Scotia,, DnB NOR Bank ASA and Wachovia Bank, National Association, as co-arrangers.  The Revolving Loan Agreement is attached hereto as Exhibit 10.3.  The description of the Revolving Loan Agreement is qualified by reference to the text of Exhibit 10.3.

The Borrower’s obligations under the Revolving Loan Agreement are not secured by any collateral; however, they are guaranteed by the Partnership pursuant to a Guaranty Agreement, a copy of which is attached hereto as Exhibit 10.4. Amounts borrowed under the Revolving Loan Agreement mature on November 16, 2009.

The Revolving Loan Agreement offers the following loans, each having different interest requirements: (i) LIBOR loans bear interest at a rate per annum equal to LIBOR plus the applicable LIBOR margin (as set forth in the  Revolving Loan Agreement)  and (ii) Base Rate loans bear interest each day at a rate per annum equal to the higher of (a) the rate of interest announced by the administrative agent as its prime rate, (b) 0.5% per annum above the Federal Funds Rate in effect on such date , and (c) 1.0% per annum above LIBOR in effect on such date plus, in each case, the applicable Base Rate margin (as set forth in the Revolving Loan Agreement).

The commitments may be increased by an amount not to exceed $1 billion by adding one or more new lenders to the facility or increasing the commitments of existing lenders, although none of the existing lenders has agreed to or is obligated to increase its existing commitment. With certain exceptions and after certain time periods, if the Partnership issues debt with a maturity of more than three years, the lenders’ commitments under the Revolving Loan Agreement will be reduced to the extent of any debt proceeds, and any outstanding loans in excess of such reduced commitments must be repaid.

The Revolving Loan Agreement contains customary representation, warranties, covenants and events of default, the occurrence of which would permit the lenders to accelerate the maturity date of amounts borrowed under the Revolving Loan Agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On November 13, 2008, EPCO Inc. (“EPCO”) formed EPCO Unit L.P. (“EPCO Unit LP”) to serve as an incentive arrangement for certain employees of EPCO through a “profits interest” in the Partnership (its units are referred to as the “EPD Units”).  On the same date, DFI Delaware Holdings L.P. (“DFIDH”) contributed to EPCO Unit LP 779,102 EPD Units (with a value of approximately $17,000,000, based on the closing price of the EPD Units on the New York Stock Exchange on November 12, 2008) (the “Initial Contribution”) and was admitted as the Class A limited partner.  Certain EPCO employees, including some of our named executive officers, were issued Class B limited partner interests and admitted as Class B limited partners of EPCO Unit LP without any capital contribution.  These awards are designed to provide additional long-term incentive compensation for our named executive officers.  The profits interest awards (or Class B limited partner interests) in EPCO Unit LP entitle the holder to participate in the appreciation in value of the EPD Units.  The Class B limited partner interests in EPCO Unit LP held by our named executive officers are as follows:  Michael A. Creel, 20%, Ralph S. Cunningham, 20%, W. Randall Fowler, 20%, Richard H. Bachmann, 20% and A.J. Teague, 20%.  A copy of the Agreement of Limited Partnership of EPCO Unit L.P. (the “EPCO Unit Partnership Agreement”) is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Unless otherwise agreed to by EPCO, DFIDH and a majority in interest of the Class B limited partners of EPCO Unit LP, EPCO Unit LP will terminate at the earlier of November 13, 2013 (five years from the date of the agreement or a change in control of the Partnership.  EPCO Unit LP has the following material terms regarding its quarterly cash distribution to partners:

▪
Distributions of Cash Flow – Each quarter, 100% of the cash distributions received by EPCO Unit LP from the EPD Units will be distributed to the Class A limited partner until DFIDH has received an amount equal to the Class A preferred return (as defined below), and any remaining distributions received by EPCO Unit LP will be distributed to the Class B limited partners.  The Class A preferred return equals the Class A capital base (as defined below) multiplied by a rate of 4.87% per annum.  The Class A limited partner’s capital base equals the amount of any contributions of cash or cash equivalents made by the Class A limited partner to EPCO Unit LP, plus any unpaid Class A preferred return from prior periods, less any distributions of cash or units made by EPCO Unit LP.

▪
Liquidating Distributions – Upon liquidation of EPCO Unit LP, EPD Units having a fair market value equal to the Class A limited partner capital base will be distributed to DFIDH, plus any accrued Class A preferred return for the quarter in which liquidation occurs.  Any remaining EPD Units (after satisfaction of any debt or other obligations of EPCO Unit LP) will be distributed to the Class B limited partners.

▪
Sale Proceeds – If EPCO Unit LP sells any EPD Units that it beneficially owns, the sale proceeds will be distributed to the Class A limited partner and the Class B limited partners in the same manner as liquidating distributions described above.

The Class B limited partner interests in EPCO Unit LP that are owned by EPCO employees are subject to forfeiture if the participating employee’s employment with EPCO and its affiliates is terminated prior to November 13, 2013, with customary exceptions for death, disability and certain retirements.  The risk of forfeiture associated with the Class B limited partner interests in EPCO Unit LP will also lapse upon certain change of control events.

We expect that a portion of the fair value of these equity-based awards will be allocated to us under the EPCO administrative services agreement as a non-cash expense. We are not currently responsible for paying or reimbursing EPCO or its affiliates for any other expenses associated with EPCO Unit, including the value of any contributions of cash for the purchase of the EPD Units.  However, we expect that EPCO will seek an amendment to the administrative services agreement under which we would be obligated to make payments equal to the distributions, if any, by EPCO Unit to the Class B partners.  Authorization of such an amendment would be subject to, among other things, review by the Audit, Conflicts and Governance Committee of our General Partner.

Item 7.01. Regulation FD Disclosure.

On November 17, 2008, the Partnership issued a press release regarding the above facilities. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description

10.1
Term Loan Credit Agreement dated as of November 12, 2008 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, Mizuho Corporate Bank, Ltd., as administrative agent, a lender and as sole lead arranger.

10.2	Guaranty Agreement dated as of November 12, 2008 executed by Enterprise Products Partners L.P. in favor of Mizuho Corporate Bank, Ltd., as administrative agent.

10.3
364-Day Revolving Credit Agreement dated as of November 17, 2008 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, The Royal Bank of Scotland plc, as administrative agent, and Barclays Bank plc, The Bank of Nova Scotia, DnB NOR Bank ASA and Wachovia Bank, National Association, as co-arrangers.

10.4	Guaranty Agreement dated as of November 17, 2008 executed by Enterprise Products Partners L.P. in favor of The Royal Bank of Scotland plc, as administrative agent.

10.5	Agreement of Limited Partnership of EPCO Unit L.P. dated November 13, 2008.

99.1	Press release dated November 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	ENTERPRISE PRODUCTS GP, LLC,
its General Partner

Date: November 18, 2008	By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer of Enterprise Products GP, LLC

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1
Term Loan Credit Agreement dated as of November 12, 2008 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, Mizuho Corporate Bank, Ltd., as administrative agent, a lender and as sole lead arranger.

10.2	Guaranty Agreement dated as of November 12, 2008 executed by Enterprise Products Partners L.P. in favor of Mizuho Corporate Bank, Ltd., as administrative agent.

10.3
364-Day Revolving Credit Agreement dated as of November 17, 2008 among Enterprise Products Operating LLC, the financial institutions party thereto as lenders, The Royal Bank of Scotland plc, as administrative agent, and Barclays Bank plc, The Bank of Nova Scotia, DnB NOR Bank ASA and Wachovia Bank, National Association, as co-arrangers.

10.4	Guaranty Agreement dated as of November 17, 2008 executed by Enterprise Products Partners L.P. in favor of The Royal Bank of Scotland plc, as administrative agent.

10.5	Agreement of Limited Partnership of EPCO Unit L.P. dated November 13, 2008.

99.1	Press release dated November 17, 2008.